EXHIBIT 4.1

[FRONT OF STOCK CERTIFICATE]

ASCENDANT SOLUTIONSSM

Number	Shares
C

Common Stock	CUSIP 04349Y 10 7

ASCENDANT SOLUTIONS, INC.

This Certificate is
Transferable in	See Reverse for Certain
New York, NY	Definitions and Legends

Incorporated Under the Laws of the State of Delaware

THIS CERTIFIES THAT

IS THE OWNER OF

Fully paid and non-assessable shares of the par value
of $.0001 per share of the Common Stock of
ASCENDANT SOLUTIONS, INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to the provisions of the laws of the State of Delaware and to all of the provisions of the Certificate of Incorporation and the Bylaws of the Corporation, as amended and restated from time to time (copies of which are on file at the office of the Corporation), to all of which the holder of this certificate by acceptance hereof asserts. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     IN WITNESS WHEREOF, the Corporation has caused this certificate to be signed by its duly authorized officers and its corporate seal to be hereto affixed.

Dated:

President	SEAL	Secretary

Countersigned and Registered:
THE BANK OF NEW YORK
Transfer Agent and Registrar

By:
Authorized Signature


[REVERSE SIDE OF STOCK CERTIFICATE]

The Corporation is authorized to issue Common Stock, par value $.0001 per share, and Preferred Stock, par value $.0001 per share. The Board of Directors of the Corporation has authority to fix the number of shares and the designation of any series of Preferred Stock and to determine the powers, designations, preferences and relative, participating, optional or other special rights between classes of stock or series thereof of the Corporation, and the qualifications, limitations or restrictions of such preferences and/or rights. The Corporation will furnish, without charge to such stockholder who so requests, a full statement of the foregoing as established from time to time by the Certificate of Incorporation of the Corporation and by any certificate of designations. Any such request should be made to the Secretary of the Corporation at the offices of the Corporation.

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	-	as tenants in common	UNIF GIFT MIN ACT -
TEN ENT	-	as tenants by the entireties	________ Custodian______
JT TEN	-	as joint tenants with right	(Cust) (Minor)
	-	of survivorship and not as	Under Uniform Gifts to Minors
		tenants in common	Act_______________________
(State)

Additional abbreviations may also be used though not in the above list.

For Value Received, _______________ hereby sell, assign and transfer unto

Please insert Social Security or other identifying number of Assignee:

          __________________________________________

________________________________________________________________________

Please print or typewrite name and address, including postal zip code, of Assignee

________________________________________________________________________

___________________________________________________Shares of the Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint

________________________________________________________________________

________________________________________________________________________Attorney to transfer the said stock on the books of the within-named Corporation, with full power of substitution in the premises.


Dated: ______________________________

X	----------------------------------------------------
(Signature)
X	---------------------------------------------------
(Signature)

NOTICE: The signature(s) to this assignment must correspond with the name(s) as written upon the face of the certificate in every particular without alteration or enlargement or any change whatever.

The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to S.E.C. Rule 17Ad-15.

SIGNATURE(S) GUARANTEED BY: